EXHIBIT 99.1
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                                     VERINT
                        POWERING ACTIONABLE INTELLIGENCE
PRESS RELEASE

CONTACTS

INDUSTRY INFORMATION                                       INVESTOR RELATIONS
Jayson Schkloven                                           Alan Roden
Merritt Group                                              Verint Systems Inc.
(703) 390-1529                                             (631) 962-9304
schkloven@merrittgrp.com                                   alan.roden@verint.com

                 VERINT ANNOUNCES ACQUISITION OF MERCOM SYSTEMS

  Acquisition Supports Verint's Strategy of Bringing Actionable Intelligence to the Growing Small-to-Midsize Enterprise Contact Center Market

MELVILLE, NY, JULY 14, 2006 - VERINT SYSTEMS INC. (NASDAQ: VRNT), a leading provider of analytic software-based solutions for security and business intelligence, today announced the acquisition of Mercom Systems, Inc., a privately-held provider of interaction recording and performance evaluation solutions for small-to-midsize enterprises with contacts centers. Mercom has approximately 60 employees and is headquartered in Lyndhurst, NJ.

This acquisition will enable Verint to more effectively bring actionable intelligence to the growing small-to-midsize enterprise contact center market, leveraging Mercom's significant experience in developing, packaging and delivering solutions tailored to this market's specific requirements. Through its global base of resellers, Mercom distributes its recording and performance evaluation solutions to contact centers across a wide range of customers, including financial institutions, utility companies, public security and other enterprise and government agencies.

"We believe that there is growing demand for analytical solutions that can help drive operational effectiveness in the small-to-midsize enterprise market," said Dan Bodner, President and CEO of Verint Systems. "The Mercom team has a strong track record in this growing market and we look forward to providing our combined global channels with an expanded portfolio of value-added analytical solutions."

Verint Systems has acquired the business of Mercom for $35 million in cash at closing and potential additional cash earn-out payments not to exceed $17.5 million over two years based on certain performance targets. The acquisition is expected to contribute approximately $8 million of revenue for the remainder of Verint's Fiscal 2006 and is expected to be non-dilutive to pro forma EPS, excluding the amortization of intangibles assets and one-time charges related to the acquisition.

VERINT ANNOUNCES ACQUISITION OF MERCOM SYSTEMS
JULY 14, 2006
PAGE 2


ABOUT VERINT SYSTEMS INC.

Verint(R) Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (Nasdaq: CMVT). Visit us at our website www.verint.com.


Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint's financial results as a result of Comverse's creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee's review; the effect of Verint's failure to timely file all required reports under the Securities Exchange Act of 1934, and the resultant potential delisting of Verint's common stock on Nasdaq; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of CM Insight; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint's markets, which creates pricing pressure; integrating the business and personnel of MultiVision, including implementation of adequate internal controls; managing our expansion in the Asia Pacific region; risks that Verint's intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with integrating the business and employees of Opus and RP Sicherheissysteme GMBH; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint's products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint's effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint's infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.



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Verint, the Verint word mark, Actionable Intelligence, Powering Actionable
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are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owner